UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 6, 2014

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BENEFITFOCUS, INC.

(Exact name of registrant as specified in its charter)

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Delaware

(State or other jurisdiction of incorporation)

001-36061	46-2346314
(Commission File Number)	(IRS Employer Identification No.)

100 Benefitfocus Way, Charleston, South Carolina 29492

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (843) 849-7476

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 6, 2014, Benefitfocus, Inc. (the “Company”) issued a press release announcing its unaudited, preliminary financial results for the fourth quarter and full year ended December 31, 2013. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)           On March 6, 2014, the Company’s Board of Directors concluded that the Company’s financial statements included in its Quarterly Report on Form 10-Q for the period ended September 30, 2013, filed with the Securities and Exchange Commission on November 12, 2013 (“Form 10-Q”), and Registration Statement on Form S-1 (File No. 333-190610), that was declared effective on September 17, 2013 (“Form S-1”), should no longer be relied upon as a result of a material error in historical accounting for its headquarters’ lease, which was incorrectly accounted for as an operating lease. In addition, any press releases containing information relating to the financial statements included in the Form 10-Q and Form S-1 should not be relied upon.

The Company currently expects to restate these financial statements and is working diligently to prepare and file such restated financial statements as necessary. The Company believes that its restated filings will contain disclosures that are adequate and appropriate to restate the relevant financial information for the accounting error noted with respect to previous reporting periods.

The Audit Committee of the Company’s Board of Directors has discussed the matters disclosed in this Item 4.02(a) with its independent registered public accounting firm, Ernst & Young LLP.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated March 6, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFITFOCUS, INC.

Date:	March 6, 2014	/s/ Milton A. Alpern
Milton A. Alpern, Chief Financial Officer